UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                May 17, 2005

Power-One Inc

(Exact name of registrant as specified in its charter)

Delaware	000-29454	770420182
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

740 Calle Plano, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    805-987-8741

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01               Other Events

On May 17, 2005, Power-One, Inc. (the “Company”) issued a news release announcing that the Company’s Board of Directors has authorized the Company to repurchase up to $20 million of its outstanding shares of common stock subject to market conditions. The Company will repurchase the shares from time to time in the open market or in block trades at the discretion of the Company’s management. The number of shares to be purchased and the timing of the purchases will be based on the level of the Company’s cash balances, and other market and general business conditions.  A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

Attached as Exhibit 99.1 to this Report on Form 8-K is the Company’s press release dated May 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power-One Inc
May 17, 2005	By:	/s/ Paul E. Ross
Paul E. Ross
Vice President—Finance, Treasurer, and Chief Financial Officer